EXHIBIT 21.1

                           Subsidiaries of Registrant

                     TB Wood's Corporation And Subsidiaries

                                 January 3, 1997


Registrant:    TB Wood's Corporation
               Chambersburg, PA

     Subsidiary:       TB Wood's Incorporated
                       Chambersburg, PA


          Subsidiaries:             Plant Engineering Consultants, Incorporated
                                    Chattanooga, TN

                                    TB Wood's Canada, LTD.
                                    Stratford, Ontario, Canada

                                    TB Wood's Mexico, S.A. de C.V.
                                    Mexico City, Mexico